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                                                                    Exhibit 23.1

[Letterhead of PriceWaterhouseCoopers]

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the following registration statements of URS Corporation on:

     Form S-8 (File No. 2-99410) for 50,000 common shares related to the 1985 Employee Stock Purchase Plan, filed August 1, 1985,

     Form S-8 (File No. 33-42192) for 261,177 common shares related to the 1985 Employee Stock Purchase Plan, filed August 31, 1991,

     Form S-8 (File No. 33-61230) for 500,000 common shares related to the 1991 Stock Incentive Plan, filed April 1, 1993,

     Form S-8 (File No. 333-24063) for 750,000 common share s related to the 1991
     Stock Incentive Plan, filed March 27, 1997,

     Form S-8 (File No. 333-24067) for 250,000 common shares related to the Employee Stock Purchase Plan, filed March 27, 1997,

     Form S-8 (File No. 333-24069) for 55,000 common shares related to the Non-Executive Directors Stock Grant Plan, filed March 27, 1997,

     Form S-4/A (File No. 333-37531) for up to 5,200,000 common shares related to the acquisition of Woodward-Clyde Group, Inc., filed October 10, 1997, as amended by that Post-Effective Amendment No. 1, filed November 25, 1997,

     Form S-8 (File No. 333-48793) for 300,000 common shares related to the Employee Stock Purchase Plan, filed March 27, 1998,

     Form S-8 (File No. 333-48791) for 1,000,000 common shares related to the 1991 Stock Incentive Plan, filed March 27, 1998,

     Form S-3 (File No. 333-59203) for the resale of certain common shares, filed July 15, 1998,

of our report dated December 18, 1998, except for Not e 16, as to which the date is July 27, 1999, relating to the financial statements which appear in this Form 10-K/A.

/s/ PriceWaterhouseCoopers LLP
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San Francisco, California
August 3, 1999